UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2017, Mobile Mini, Inc. (the “Company”) entered into an employment agreement with Mark Krivoruchka, who has been appointed as the Company’s Senior Vice President & Chief Human Resources Officer. He succeeds Lynn Courville, who previously stepped down from the Company. Mr. Krivoruchka has previously served as a consultant to the Company providing strategic and human resources services.

Mr. Krivoruchka, age 62, has been President of MK Strategic Resources, LLC, a consulting firm specializing in strategic business initiatives since 2013. Prior to that, Mr. Krivoruchka served as Senior Vice President, Human Resources of RSC Holdings, Inc. from 2010-2013. Prior to RSC, Mr. Krivoruchka was Senior Vice President of Global Human Resources and Communications with Cooper Tire, Senior Vice President of Human Resources Integration at Whirlpool, Senior Vice President-Human Resources at Maytag and President/General Manager of Hoover Floor Care Products. He began his career in HR and operational roles with GE and Pillsbury.

Mr. Krivoruchka holds both a B.S. degree in business and an MBA from Virginia Tech University.

A brief description of the employment agreement is provided below. A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

This employment agreement provides for Mr. Krivoruchka’s employment as Senior Vice President & Chief Human Resources Officer for a term commencing on November 30, 2017 and expiring on December 31, 2019.

Following this employment period (if the agreement is not otherwise terminated in accordance with its terms), Mr. Krivoruchka shall be eligible to become a consultant to the Company for the period of one year, or until December 31, 2020 (the “Consulting Period”). During the Consulting Period, Mr. Krivoruchka shall provide consulting and transition services at the request of the Company in exchange for an hourly rate to be based upon his base salary in effect at the end of the employment period. At the end of the Consulting Period, if Mr. Krivoruchka is in compliance with his obligations under the employment agreement (or any other agreement with the Company then in effect), Mr. Krivoruchka will be entitled to receive the Accelerated Equity Benefit as described the employment agreement.

Under the employment agreement, Mr. Krivoruchka will be paid a 2017 base annual salary of $375,000. The base salary will be reviewed annually. Mr. Krivoruchka is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the Board of Directors may determine. Mr. Krivoruchka is eligible for all equity-based employee benefit plans maintained by the Company, including, but not limited to, the Company’s 2006 Equity Incentive Plan, as amended. Subject to the discretion of the Compensation Committee and the Company’s and Mr. Krivoruchka’s performance during relevant periods, it is anticipated that his annual level of participation in the Company’s 2006 Equity Incentive Plan, as amended, will be 100% of his base salary. He will receive a 2017 on-hire equity grant of $375,000 under the 2017 grants terms (50% of the grant in the form of restricted stock vesting over four years and 50% of the grant in the form of options vesting over three years upon the meeting of annual performance targets). He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave.

The Company may terminate the employment agreement for Cause (as defined in the employment agreement), including upon (i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, (ii) material dishonesty or willful misconduct in the performance of duties, (iii) willful violation of any law, rule or regulation in connection with the performance of duties, or (iv) material breach of the employment agreement by Mr. Krivoruchka. The Company may also terminate the employment agreement upon Mr. Krivoruchka’s disability or by written notice.

Mr. Krivoruchka may terminate the employment agreement for Good Reason (as defined in the employment agreement), including upon (i) assignment to Mr. Krivoruchka of material duties that are materially inconsistent with those originally contemplated by the employment agreement, (ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), (iii) any material breach of the employment agreement by the Company, (iv) purported termination for Cause by the Company where such Cause does not exist, or (v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement. Mr. Krivoruchka also may terminate the employment agreement voluntarily by giving 90-days prior written notice to the Company.

The employment agreement may terminate upon a Change in Control (as defined in the employment agreement) of the Company, including (i) an acquisition by any person of more than 35% of the voting shares of the Company, (ii) a change in more than 1/3 of the members of the Board of Directors of the Company, or (iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.

Upon termination by the Company for Cause, death or disability, or fails to renew his employment term, or upon voluntary termination by Mr. Krivoruchka other than for Good Reason, Mr. Krivoruchka or his estate is entitled to any Accrued Compensation (as defined in the employment agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon (i) termination by Mr. Krivoruchka for Good Reason, (ii) termination by the Company without Cause, or (iii) termination within one year of a Change in Control of the Company, Mr. Krivoruchka is entitled to any Accrued Compensation (as defined in the employment agreement) plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary and the Payment Amount (defined in the employment agreement as 75% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter by the Company other than for Cause, death or disability or by Mr. Krivoruchka for Good Reason, two times the sum of his then-current annual base salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Krivoruchka and his dependents for a period of up to 24 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Krivoruchka for other than Good Reason), his equity-based compensation awards shall accelerate and vest.

The employment agreement also provides that Mr. Krivoruchka will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment. Additionally, the Company and Mr. Krivoruchka will enter into the Company’s standard indemnity agreement for its directors and officers.

There are no other arrangements or understandings pursuant to which Mr. Krivoruchka was selected for his position. There are no family relationships among any of our directors, executive officers, and Mr. Krivoruchka. There are no related party transactions between us and Mr. Krivoruchka reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement between Mobile Mini, Inc. and Mark Krivoruchka, dated November 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017	MOBILE MINI, INC.

/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel